UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2013

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 867-2311

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP.
CURRENT REPORT ON FORM 8-K

Item 8.01. Other Events.

On September 17, 2013, Emclaire Financial Corp. (the "Company") announced that is has redeemed $5 million (5,000 shares), or 50%, of the $10 million outstanding Series B, Senior Non-Cumulative Perpetual Preferred Stock ("Series B Preferred Stock") that had been issued to the United States Treasury Department in August 2011 through the Small Business Lending Fund ("SBLF"). The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends. The Company continues to have outstanding $5 million (5,000 shares) of Series B Preferred Stock issued through the SBLF program.

A copy of the Company's press release, dated September 17, 2013, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Emclaire Financial Corp. Press Release dated September 17, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emclaire Financial Corp. (Registrant)
September 17, 2013 (Date)	/s/ WILLIAM C. MARSH William C. Marsh President and Chief Executive Officer